                                                                  EXHIBIT 10.11


                             GADZOOX NETWORKS, INC.

                         SEVERANCE AGREEMENT AND RELEASE

                                    RECITALS


        This Severance Agreement and Release ("Agreement") is made by and between Michael Parides ("Employee") and Gadzoox Networks, Inc., a Delaware corporation, ("Company") (collectively referred to as the "Parties"):

        WHEREAS, Employee was employed by the Company;

        WHEREAS, the Company and Employee entered into a Confidential Information and Invention Assignment Agreement in January 2000 (the "Confidentiality Agreement");

        WHEREAS, the Company and Employee entered into an Employment, Change of Control and Severance Agreement, dated effective as of September 1, 2000 (the "Employment Agreement");

        WHEREAS, the Company and Employee have entered into ten Stock Option Agreements, dated January 19, 2000, May 25, 2000, July 14, 2000, October 27, 2000, May 1, 2001, December 19, 2001 (three separate grants) and May 7, 2002 (two separate grants), respectively, granting Employee the option to purchase shares of the Company's common stock subject to the terms and conditions of the Company's Amended and Restated 1993 Stock Plan and 2000 Non-Statutory Stock Plan (the "Stock Agreements");

        WHEREAS, Employee resigned from his position as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company, thereby terminating his employment with the Company, effective May 30, 2002 (the "Termination Date");

        WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Employee's employment with, or separation from, the Company;

        NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    COVENANTS

        1. Consideration.

           (a) Severance Payments. The Company agrees to pay Employee at the rate of $29,166.67 per month, less applicable withholding and other taxes, for 12 months from the first regular payroll date following the Effective Date (the "Payment Period") in accordance with the Company's regular payroll practices. During the Payment Period, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vacation benefits, paid time off or bonuses.

           (b) Unemployment Benefits. Subsequent to the Payment Period, the Company will not contest unemployment benefits.

           (c) Stock. The Parties agree that for purposes of determining the number of shares of the Company's common stock which Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Employee will be considered to have vested on the Termination Date as to that number of shares as would otherwise have been vested on the 12-month anniversary of the Termination Date. A schedule of such vested options, after giving effect to the 12 month vesting acceleration contemplated by the previous sentence, is attached hereto as Exhibit A and each of the Parties represents that the information on such schedule is accurate. The exercise of any stock options shall continue to be subject to the terms and conditions of the applicable Stock Agreements.

           (d) Benefits. Employee's health insurance benefits will cease at the end of May 2000, subject to Employee's right to continue his health insurance under COBRA during the Payment Period. Should Employee so elect coverage, the Company shall pay Employee's COBRA premiums required to continue health care coverage during the Payment Period. However, any obligation of the Company to make payments pursuant to this paragraph shall cease upon the date that Employee commences full time employment with a third party, provided said third party has comparable medical benefits. Employee's participation in all other benefits and incidents of employment ceased on the Termination Date. Employee ceased accruing employee benefits, including, but not limited to, vacation time and paid time off, as of the Termination Date.

           (e) Laptop, Cell Phone, and Voicemail. The Company hereby transfers all right, title and interest in and to the laptop and cell phone used by Employee while at the Company. Employee's voicemail extension at the Company shall remain active for an additional 30 days after the Termination Date.

        2. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company on the Effective Date of this Agreement.

        3. Payment of Salary. Contemporaneously with the execution and delivery of this Agreement, the Company is delivering and Employee hereby acknowledges receipt of a check in the amount of $51,730.66, and, giving effect to the receipt of such check, Employee hereby acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee, other than the above noted payments and benefits that may become due in the future under Sections 1(a) and 1(d) above.

        4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

           (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

           (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

           (c) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

           (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

           (e) any and all claims for violation of the federal, or any state, constitution;

           (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

           (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

           (h) any and all claims for attorneys' fees and costs.

           The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

        Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover and cease the severance benefits provided to Employee under this Agreement.

        5. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

           (a) he should consult with an attorney prior to executing this Agreement;

           (b) he has up to 21 days within which to consider this Agreement;

           (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

           (d) this Agreement shall not be effective until the revocation period has expired; and,

           (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

        6. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee acknowledges that he had the opportunity to seek the advice of legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

        7. Indemnification. Sections 4 and 6 above notwithstanding, Employee shall continue to be entitled to indemnification, in accordance with the applicable provisions of the Company's articles of incorporation and bylaws, his indemnification agreement with the Company.

        8. No Pending or Future Lawsuits. Each Party represents to the other that he or it has no lawsuits, claims, or actions pending in his or its name, or on behalf of any other person or entity,

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against the other Party or any other person or entity referred to herein. Each
Party also represents to the other that as of the Effective Date, he or it does not have any knowledge of any basis for, and does not intend to bring any claims on his or its behalf or on behalf of any other person or entity against the other Party or any other person or entity referred to herein.

        9. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

        10. Confidentiality. Except as otherwise required by law or regulation (which for purposes of the Company shall include the rules and regulations of The Nasdaq National Market or Nasdaq SmallCap Market), the Parties hereto each agrees (a) to use his or its best efforts to maintain in confidence: (i) the contents and terms of this Agreement, (ii) the consideration for this Agreement, and (iii) any allegations relating to the Company or its officers or employees with respect to Employee's employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as "Settlement Information"), (b) to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information; and (c) to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. The Parties each agrees that if it proves that the other Party breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys' fees associated with the enforcement action, without regard to whether that Party can establish actual damages from the breach by the other Party.

        11. No Cooperation. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

        12. Non-Disparagement. Each Party agrees to refrain from any defamation, libel or slander of the other Party or tortious interference with the contracts and relationships of the other Party. All inquiries by potential future employers of Employee will be directed to the Vice President, Human Resources. Upon inquiry, the Company's Vice President, Human Resources shall only state the following: Employee's last position, dates of employment, and that he resigned

        13. Non-Solicitation. Employee agrees that for a period of 12 months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or attempt to solicit, induce, recruit or encourage employees of the Company to leave their employment, either for himself or any other person or entity.

        14. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

        15. No Knowledge of Wrongdoing . Employee represents that he has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or of any acts of illegal conduct that involves Employee or other present or former Company employees.

        16. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

        17. Indemnification. Employee agreed to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys' fees or expenses incurred by the Company arising out of the breach of this Agreement by Employee, or from any false representation made herein by Employee, or from any action or proceeding which may be commenced, prosecuted or threatened by Employee or for Employee's benefit, upon Employee's initiative, or with Employee's aid or approval, contrary to the provisions of this Agreement. Employee further agrees that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

        18. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the agreements incorporated herein by reference.

        19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        20. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

        21. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

        22. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Employee's relationship with the Company (including, but not limited to, the Employment Agreement), with the exception of the Confidentiality Agreement, the Stock Agreements and Employee's indemnification agreement with the Company.

        23. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

        24. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

        25. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to conflict of law principles. To the extent that either party seeks injunctive relief in any court having jurisdiction for any claim relating to the alleged misuse or misappropriation of trade secrets or confidential or proprietary information, each party hereby consents to personal and exclusive jurisdiction and venue in the state and federal courts of the State of California.

        26. Attorneys' Fees In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys' fees, incurred in connection with such an action.

        27. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Employee has signed the Agreement (the "Effective Date"), unless revoked by Employee within seven
(7) days after the date the Agreement was signed by Employee.

        28. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        29. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

            (a) They have read this Agreement;

            (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

            (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

            (d) They are fully aware of the legal and binding effect of this Agreement.


                                      *****

        IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                             GADZOOX NETWORKS, INC.


Dated: May    , 2002                         By
          ----                                  -------------------------------
                                                Barbara Velline,
                                                Vice President and
                                                Chief Financial Officer


                                             MICHAEL PARIDES, an individual


Dated: May    , 2002
          ----                               ----------------------------------
                                             Michael Parides

                                    EXHIBIT A

                             VESTED OPTION SCHEDULE



                                                                                                                 TOTAL SHARES
GRANT DATE               PLAN                   TYPE              SHARES GRANTED             PRICE                  VESTED
----------             --------               --------            --------------            --------             ------------
 1/19/00                   1993                    ISO                  9,520               $  42.00                  5,751
 1/19/00                   1993                     NQ                120,480               $  42.00                102,581
 5/25/00                   1993                    ISO                  4,237               $ 23.625                  4,235
 5/25/00                   1993                     NQ                 60,763               $ 23.625                 44,514
 7/14/00                   1993                     NQ                 65,000               $11.8125                 46,042
10/27/00                   1993                    ISO                     13               $  4.125                      8
10/27/00                   1993                     NQ                499,987               $  4.125                322,908
  5/1/01                   1993                    ISO                 56,826               $   1.76                      5
  5/1/01                   1993                     NQ                693,174               $   1.76                374,995
12/17/01                   2000 NQ                  NQ                400,000               $   0.25                400,000
12/17/01                   1993                    ISO                344,000               $   0.63                344,000
12/17/01                   2000 NQ                  NQ                 56,000               $   0.63                 56,000
  5/7/02                   1993                    ISO                160,000               $   0.25                160,000
  5/7/02                   2000 NQ                  NQ                640,000               $   0.25                640,000
                                                            TOTAL   3,110,000                             TOTAL   2,501,039